Airports Authority of Thailand

No. Tor.Or.Tor. 6537/2542

                                                                 7 December 1999

Re             Notice of Approval of  Renewal of Lease Agreement of Building 305

To             Managing Director, King Power Duty Free Co., Ltd.

Reference      Your letter, No. Kor.Phor.Dor. 352/2542 dated 7 September 1999


Pursuant to the referenced letter, in which King Power Duty Free Co., Ltd. requested to renew the Lease Agreement of the room and space in Building 305 of the Bangkok International Airport, as detailed therein.

The Airports Authority of Thailand (AAT) has considered the matter and is pleased to renew the said Lease Agreement as requested for a period of two years. The rents, fee and charges shall be as specified by AAT and under the terms and conditions set forth by AAT. The Company must accept and strictly comply with the terms and conditions, including rules, regulations, instructions and directives of AAT, for both existing and to be issued in the future.

Please be informed accordingly, and kindly forward a written confirmation to AAT by 20 December 1999.

                                                  Yours sincerely,


                                                    - signed -
                                               (Mr. Bancha Pattanaporn)
                                              Deputy Managing Director
                                                 For Managing Director

Finance Department
Tel.     535-1590
Fax      535-1855